Exhibit 99.1

ICON INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2012

Letter from the CEOs                                                                                                                      As of October 16, 2012

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the second quarter ended June 30, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2012, Fund Ten was in its liquidation period.  During the liquidation period, distributions generated from net rental income, loan proceeds and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold.  During the second quarter of 2012, we made distributions in the amount of $858,596.

On May 2, 2012, the term loan to affiliates of Northern Leasing Systems, Inc. was satisfied in full prior to its maturity date.  Our initial investment was approximately $3,868,000 and, during the term of this investment, we collected approximately $5,074,000 in loan proceeds.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Ten’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

Second Quarter 2012 Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2012, our portfolio consisted primarily of the following investments:

•	A 35.70% interest in the Eagle Carina, an Aframax product tanker. The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires in November 2013.

•	A 35.70% interest in the Eagle Corona, an Aframax product tanker. The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

•
Two container vessels, the Dubai Star (f/k/a the ZIM Korea) and the China Star (f/k/a the ZIM Canada), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. through March 31, 2016 and March 31, 2017, respectively. We satisfied all of the non-recourse loan obligations with respect to the container vessels and, as a result, all charter hire payments are being paid directly to us.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $8,586 and $64,142 for the three and six months ended June 30, 2012, respectively.  Additionally, our Manager’s interest in our net income was $7,977 and $15,558 for the three and six months ended June 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital Corp.	Manager	Management fees (1)	$114,605	$144,496	$224,216	$269,590
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (1)	174,310	285,607	273,488	452,970
Total			$288,915	$430,103	$497,704	$722,560

(1) Amount charged directly to operations.

At June 30, 2012 and December 31, 2011, we had a net obligation of $87,978 and $111,615, respectively, due to our Manager and affiliates, which consisted primarily of a net payable due to our Manager for administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30, 2012	December 31,
	(unaudited)	2011
Current assets:
Cash and cash equivalents	$1,178,426	$6,171,596
Current portion of net investment in finance leases	4,990,607	183,913
Current portion of notes receivable	-	422,568
Other current assets	9,753	38,341

Total current assets	6,178,786	6,816,418

Non-current assets:
Net investment in finance leases, less current portion	36,241,974	39,832,259
Notes receivable, less current portion	-	20,097
Investments in joint ventures	7,724,759	8,378,185
Other non-current assets	24,252	25,717

Total non-current assets	43,990,985	48,256,258

Total Assets	$50,169,771	$55,072,676

Liabilities and Equity

Current liabilities:
Due to Manager and affiliates	$87,978	$111,615
Accrued expenses	94,888	162,530
Accrued tax liability	360,977	357,211
Other current liabilities	43,000	45,205

Total Liabilities	586,843	676,561

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	50,469,074	55,278,766
Manager	(802,644)	(754,060)
Accumulated other comprehensive loss	(103,146)	(148,725)

Total Members' Equity	49,563,284	54,375,981

Noncontrolling Interests	19,644	20,134

Total Equity	49,582,928	54,396,115

Total Liabilities and Equity	$50,169,771	$55,072,676

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Rental income	$1,066	$133,394	$4,944	$293,591
Finance income	1,700,401	1,567,503	3,375,293	3,087,808
Servicing income	-	1,203,051	-	2,451,398
Loss from investments in joint ventures	(342,323)	(4,449,584)	(755,688)	(8,959,547)
Net gain on sales of equipment and unguaranteed residual values	-	209,858	-	798,747
Interest and other income	10,063	88,303	24,142	184,140

Total revenue	1,369,207	(1,247,475)	2,648,691	(2,143,863)

Expenses:
Management fees - Manager	114,605	144,496	224,216	269,590
Administrative expense reimbursements - Manager	174,310	285,607	273,488	452,970
General and administrative	280,246	1,770,355	592,574	3,713,893
Interest	2,258	3,708	2,393	10,056
Depreciation and amortization	-	389,427	590	791,935

Total expenses	571,419	2,593,593	1,093,261	5,238,444

Net income (loss)	797,788	(3,841,068)	1,555,430	(7,382,307)

Less: Net loss attributable to noncontrolling interests	-	(55,803)	(490)	(19,771)

Net income (loss) attributable to Fund Ten	$797,788	$(3,785,265)	$1,555,920	$(7,362,536)

Net income (loss) attributable to Fund Ten allocable to:
Additional Members	$789,811	$(3,747,412)	$1,540,360	$(7,288,911)
Manager	7,977	(37,853)	15,560	(73,625)

	$797,788	$(3,785,265)	$1,555,920	$(7,362,536)

Comprehensive income (loss):
Net income (loss)	$797,788	$(3,841,068)	$1,555,430	$(7,382,307)
Change in valuation of derivative financial instruments	29,868	14,334	46,730	104,781
Currency translation adjustments	-	(30,761)	(1,151)	111,260

Total comprehensive income (loss)	827,656	(3,857,495)	1,601,009	(7,166,266)

Less: Comprehensive (loss) income attributable to noncontrolling interests	-	(27,988)	(490)	8,044

Comprehensive income (loss) attributable to Fund Ten	$827,656	$(3,829,507)	$1,601,499	$(7,174,310)

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,211	148,211	148,211

Net income (loss) attributable to Fund Ten per weighted average
additional share of limited liability company interests outstanding	$5.33	$(25.28)	$10.39	$(49.18)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
				Other	Total
	Additional	Additional		Comprehensive	Members'	Noncontrolling	Total
	Member Shares	Members	Manager	(Loss) Income	Equity	Interests	Equity

Balance, December 31, 2011	148,211	$55,278,766	$(754,060)	$(148,725)	$54,375,981	$20,134	$54,396,115

Net income (loss)	-	750,551	7,581	-	758,132	(490)	757,642
Change in valuation of
derivative financial instruments	-	-	-	16,862	16,862	-	16,862
Currency translation adjustments	-	-	-	(1,151)	(1,151)	-	(1,151)
Cash distributions	-	(5,500,044)	(55,556)	-	(5,555,600)	-	(5,555,600)

Balance, March 31, 2012 (unaudited)	148,211	50,529,273	(802,035)	(133,014)	49,594,224	19,644	49,613,868

Net income	-	789,811	7,977	-	797,788	-	797,788
Change in valuation of
derivative financial instruments	-	-	-	29,868	29,868	-	29,868
Cash distributions	-	(850,010)	(8,586)	-	(858,596)	-	(858,596)

Balance, June 30, 2012 (unaudited)	148,211	$50,469,074	$(802,644)	$(103,146)	$49,563,284	$19,644	$49,582,928

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$1,555,430	$(7,382,307)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Finance income	(3,375,293)	(3,087,808)
Loss from investments in joint ventures	755,688	8,959,547
Net gain on sales of equipment and unguaranteed residual values	-	(798,747)
Depreciation and amortization	590	791,935
Stock-based compensation	-	604,838
Loss on financial instruments	-	6,406
Changes in operating assets and liabilities:
Collection of finance leases	2,158,884	1,509,963
Service contracts receivable	-	226,195
Other assets, net	24,478	(472,183)
Due to Manager and affiliates	(23,637)	(34,382)
Accrued expenses	(67,642)	(168,043)
Other current liabilities	1,561	119,278
Distributions from joint ventures	-	333,917

Net cash provided by operating activities	1,030,059	608,609

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	-	1,529,421
Principal repayment on notes receivable	446,499	465,822
Investments in joint ventures	(55,532)	(10,286)
Distributions received from joint ventures in excess of profits	-	597,583

Net cash provided by investing activities	390,967	2,582,540

Cash flows from financing activities:
Proceeds from sale of subsidiary shares	-	158,638
Cash distributions to members	(6,414,196)	(2,121,234)
Distributions to noncontrolling interests	-	(597,758)

Net cash used in financing activities	(6,414,196)	(2,560,354)

Effects of exchange rates on cash and cash equivalents	-	(11,869)

Net (decrease) increase in cash and cash equivalents	(4,993,170)	618,926
Cash and cash equivalents, beginning of the period	6,171,596	2,740,590

Cash and cash equivalents, end of the period	$1,178,426	$3,359,516

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2012	2011
Supplemental disclosure of non-cash investing activities:
Transfer from investments in joint ventures to notes receivable	$ -	$ 1,251,414

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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